                                                                    EXHIBIT 99.3

Banc One Credit Card Master Trust
Annual Statement
December 31, 1999
                                                 Series           Series           Series            Series             Series
                                                 1995-A           1995-B           1996-A            1997-1             1997-2
                                                 ------           ------           ------            ------             ------
1.    Amounts distributed to Certificateholders
      during 1999:
      (a) Principal                                   0.00             0.00             0.00               0.00               0.00
      (b) Interest                           23,404,200.00    23,974,200.00    27,990,930.69      89,053,472.30      51,159,109.00
      (c) Total                              23,404,200.00    23,974,200.00    27,990,930.69      89,053,472.30      51,159,109.00

2.    As of December 31, 1999, the amount             0.00             0.00             0.00               0.00               0.00
      that the unpaid principal amount of the
      Certificates exceeded the invested amount.

3.    As of December 31, 1999:
      (a) Trust Principal Receivables
      (b) Trust Finance Charge Receivables
      (c) Total

4.    Invested Amount as of December 31, 1999:
      (a) Class A                           357,200,000.00   357,200,000.00   465,000,000.00   1,700,000,000.00     900,000,000.00
      (b) Class B                            22,800,000.00    22,800,000.00    35,000,000.00         n/a                n/a
      (c) Total                             380,000,000.00   380,000,000.00   500,000,000.00   1,700,000,000.00     900,000,000.00

5.    As of December 31, 1999:
      (a) Principal Allocation Percentage             8.92%            8.92%           11.73%             39.88%             21.12%%
      (b) Floating Allocation Percentage              7.52%            8.92%           11.73%             39.88%             21.12%%

6.    During  1999:
      (a) Principal Collected               540,951,018.16   540,951,018.16   711,777,655.48   2,174,386,639.13   1,281,199,779.86
      (b) Finance Charges Collected          78,946,182.87    78,946,182.87   103,876,556.41     319,361,135.94     186,977,801.53

7.    Shared Principal Collected            524,771,826.91   571,799,780.20   752,368,131.83   2,298,239,505.34   1,354,262,637.31

8.    Excess Finance Charge during 1999      20,844,146.56    20,274,146.56    30,636,482.70      85,780,779.16      50,597,695.10

9.    Delinquencies as of December 31, 1999:
      (a) 30 - 59 days
      (b) 60 - 89 days
      (c) 90 days +

10.   Defaulted Amount during 1999          30,848,762.03    30,848,762.03    40,590,476.36     123,852,866.21      73,062,857.44

11.   During 1999:
      (a) Class A Investor Charge-offs                0.00             0.00             0.00               0.00               0.00
      (b) Class B Investor Charge-offs                0.00             0.00             0.00               0.00               0.00

12.   1999 Servicing Fee                      5,700,000.00     5,700,000.00     7,500,000.00      23,000,000.00      13,500,000.00

13.   Portfolio Yield (average year to date)

14.   Series Enhancement Available as of
      December 31, 1999:
      (a) Available to Class A               34,200,000.00    34,200,000.00    50,000,000.00     216,750,000.00     114,750,000.00
      (b) Available to Class B                3,800,000.00     3,800,000.00        n/a               n/a                n/a
      (c) Total                              38,000,000.00    38,000,000.00    50,000,000.00     216,750,000.00     114,750,000.00

15.   The amount of Series Enhancement used
      during 1999:
      (a) To fund Class A Required Amount             0.00             0.00             0.00               0.00               0.00
      (b) To fund Class B Required Amount             0.00             0.00             0.00               0.00               0.00

16.   Series Enhancement Fees paid in 1999      170,915.55       188,978.22       319,444.45         808,618.06         447,500.00

17.   Reallocated Principal Collections in 1999       0.00             0.00             0.00               0.00               0.00



                                                 Investor's Interest         Seller's
                                                     All  Series             Interest                Total Trust
                                                     -----------             --------                -----------
1.    Amounts distributed to Certificateholders
      during 1999:
      (a) Principal                                           0.00
      (b) Interest                                  215,581,911.99
      (c) Total                                     215,581,911.99

2.    As of December 31, 1999, the amount                     0.00
      that the unpaid principal amount of the
      Certificates exceeded the invested amount.

3.    As of December 31, 1999:
      (a) Trust Principal Receivables                                                           4,262,262,576.82
      (b) Trust Finance Charge Receivables                                                        156,019,466.52
      (c) Total                                                                                 4,418,282,043.34

4.    Invested Amount as of December 31, 1999:
      (a) Class A                                 3,779,400,000.00
      (b) Class B                                    80,600,000.00
      (c) Total                                   3,860,000,000.00

5.    As of December 31, 1999:
      (a) Principal Allocation Percentage                    90.56%               9.44%                   100.00%
      (b) Floating Allocation Percentage                     89.17%              10.83%                   100.00%

6.    During  1999:
      (a) Principal Collected                     5,249,266,110.80       862,704,930.09         6,111,971,040.89
      (b) Finance Charges Collected                 768,107,859.62       124,630,973.87           892,738,833.49

7.    Shared Principal Collected                  5,501,441,881.58

8.    Excess Finance Charge during 1999             208,133,250.08

9.    Delinquencies as of December 31, 1999:
      (a) 30 - 59 days                                                                             90,789,014.28
      (b) 60 - 89 days                                                                             66,841,307.25
      (c) 90 days +                                                                               137,585,577.82

10.   Defaulted Amount during 1999                 299,203,724.07         49,896,062.97           349,099,787.04

11.   During 1999:
      (a) Class A Investor Charge-offs                        0.00
      (b) Class B Investor Charge-offs                        0.00

12.   1999 Servicing Fee                             55,400,000.00

13.   Portfolio Yield (average year to date)                 14.09%

14.   Series Enhancement Available as of
      December 31, 1999:
      (a) Available to Class A
      (b) Available to Class B
      (c) Total

15.   The amount of Series Enhancement used
      during 1999:
      (a) To fund Class A Required Amount                     0.00
      (b) To fund Class B Required Amount                     0.00

16.   Series Enhancement Fees paid in 1999            1,935,456.28

17.   Reallocated Principal Collections in 1999